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                                                                     EXHIBIT 1.0


                                  CONSEP, INC.

                2,000,000 SHARES OF COMMON STOCK, $.01 PAR VALUE

                             UNDERWRITING AGREEMENT

                                                                 , 1996

To the Representatives named in
Schedule I hereto of the Under
writers named in Schedule II
hereto

Ladies and Gentlemen:

     Consep, Inc., an Oregon corporation (the "Company"), proposes to issue and sell to the several Underwriters (as defined in Section 15 hereof) 1,455,563 shares of its Common Stock, $.01 par value (the "Common Stock"), and Richard M. Welch, Sr. and Maureen M. Welch (together, the "Selling Shareholder") propose to sell to the several Underwriters 544,437 shares of the Company's Common Stock (such 2,000,000 shares of the Company's Common Stock collectively, the "Firm Shares"), in each case as indicated in Schedule II. The Company also proposes to issue and sell to the several Underwriters not more than 300,000 additional shares of its Common Stock (the "Additional Shares") if and to the extent that the Representatives (as defined in Section 15 hereof) shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The Company also proposes to issue and sell, pursuant to a Representative Warrant Agreement (the "Warrant Agreement") to the Representatives certain warrants (the "Warrants"), for the purchase of an additional 175,556 shares of the Company's Common Stock. The Underwriters have designated the Representatives to execute this Agreement on their behalf and to act for them in the manner provided in this Agreement.

     The Company and the Selling Shareholder confirm as follows their respective agreements with the Representatives and the Underwriters.

     1. Representations and Warranties of the Company. The Company represents, warrants and agrees with the Underwriters that:

          1.1 A registration statement on Form S-1 (Reg. No. 333-11827) relating to the Shares, including a Preliminary Prospectus (as hereinafter defined), and such amendments to such registration statement as may have been required to the date of this Agreement have been filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and the applicable rules and regulations of the Commission thereunder (the "Rules and Regulations"). Copies of such registration statement and of each amendment heretofore filed by the Company with the Commission have been delivered to the Representatives for the Underwriters. After the execution of this Agreement, the Company will file with the Commission either (a) if the registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in that registration statement (or, if an amendment thereto shall have been filed, in such amendment), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act, or (b) if that registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to that registration statement, including a form of prospectus. As used in this Agreement, the term "Registration Statement" means that registration statement, as amended at the time it was or is declared effective, and any amendment thereto that was or is thereafter declared effective, including all financial schedules and exhibits thereto and any information omitted
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     therefrom pursuant to Rule 430A under the Act and included in the
     Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus subject to completion filed with that registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement at the time it was or is declared effective); and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act or, if no prospectus is so filed pursuant to Rule 424(b), the prospectus included in the Registration Statement. The Company has caused to be delivered to the Underwriter copies of each Preliminary Prospectus and has consented to the use of those copies for the purposes permitted by the Act.

          1.2 Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus, the Registration Statement or the Prospectus or instituted proceedings for such purpose. When the Registration Statement was or is declared effective, it (a) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply with the requirements of, the Act and the Rules and Regulations of the Commission thereunder in all material respects and (b) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. When the Prospectus and each amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required so to be filed, when the Registration Statement containing such Prospectus or amendment or supplement thereto was or is declared effective) and on the Firm Closing Date and any Option Closing Date (as each such term is hereinafter defined), the Prospectus, as amended or supplemented at any such time, (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply with the requirements of, the Act and the Rules and Regulations in all material respects and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order make the statements therein not misleading. The foregoing provisions of this Section 1.2 do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company on behalf of the Underwriters by the Representatives expressly for use therein. The Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, any Preliminary Prospectus or the Prospectus or other materials, if any, permitted by the Act.

          1.3 The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Oregon and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its property or the conduct of its business requires such qualification, except where failure to qualify would not have a material adverse effect on the Company's business, financial condition, results of operations or prospects. The Company has all requisite corporate power and authority to own or lease its property and conduct its business as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

          1.4 The Company does not own, directly or indirectly, any capital stock of any corporation, any interest in any partnership, joint venture or limited liability company or any other equity interest or participation in any other person, other than as described in Exhibit 21.0 as incorporated in the Registration Statement (each, a "Subsidiary"). Each Subsidiary has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its formation, and has all requisite corporate power and authority to own or lease its property and conduct its business as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). Each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its property or the conduct of its business requires such qualification, except where failure to qualify would not have a material adverse effect on the business, financial condition, results of operations or prospects of such Subsidiary or the Company. Complete and correct copies of the articles of incorporation and the by-laws (or other organizational documents) of the Company and each of its Subsidiaries, and all amendments thereto, have been

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     delivered to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the Firm Closing Date or, if later, any Option Closing Date.

          1.5 The Company has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Warrant Agreement. The execution and delivery of this Agreement and the Warrant Agreement have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement and the Warrant Agreement have been duly executed and delivered by the Company and are valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except as rights to indemnity and contribution under this Agreement may be limited by applicable law. The issuance, offering and sale by the Company to the Underwriters of the Shares being sold by the Company pursuant to this Agreement, the issuance of the Warrants to the Representatives pursuant to the Warrant Agreement, the compliance by the Company with the provisions of this Agreement and the consummation of the other transactions contemplated in this Agreement do not (i) require the consent, order, approval, authorization, registration, filing of any declaration with or qualification of any shareholder of the Company or any court or governmental or regulatory agency, authority or other body, except such as have been obtained and such as may be required under state securities or "blue sky" laws or the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD"), in connection with the purchase and distribution of the Shares by the Underwriters and, if the registration statement filed with respect to the Shares (as amended) is not effective under the Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Act, or
     (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any Subsidiaries pursuant to the terms or provisions of, or conflict with or result in a breach or violation of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound or subject, or the articles of incorporation or by-laws of the Company or the articles of incorporation or by-laws of any Subsidiary, or any statute, rule, regulation, judgment, decree, or order of any court or other governmental or regulatory authority or any arbitrator applicable to the Company or any Subsidiary.

          1.6 The capital stock of the Company and the Warrants conform in all material respects to the descriptions thereof contained in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive or similar rights. There are not outstanding options, warrants or other rights granted by the Company to purchase shares of its Common Stock or other securities or obligations convertible into shares of its Common Stock or into debt securities other than as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The Shares being sold by the Company pursuant to this Agreement and the Warrants have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered to and paid for by the Underwriters or, in the case of the Warrants, the Representatives, pursuant to this Agreement and the Warrant Agreement, will be validly issued, fully paid, nonassessable and free of preemptive or similar rights, and the Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Common Stock issuable upon the exercise of the Warrants has been duly authorized and reserved by the Company, and when issued, as provided for in the Warrants, will be duly and validly issued, fully paid and nonassessable. No holder of outstanding securities of the Company is entitled as such to any preemptive or other right to subscribe for any of the Shares or Warrants. Except as described in the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus), no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to

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     include any securities issued by the Company as part of the Registration
     Statement or to require the Company to file a registration statement under the Act and no person or entity holds any anti-dilution rights with respect to any securities of the Company. No person or other entity has rights (other than rights which have been validly waived) to the registration of any securities of the Company because of the filing of the Registration Statement. The Company has reserved an aggregate of 1,160,303 shares of Common Stock for issuance upon exercise or conversion, as applicable, of outstanding options, warrants and convertible securities, including the Warrants and of other contingently issuable shares of Common Stock. The Company has caused to be duly executed legally binding and enforceable agreements pursuant to which all of its officers and directors and all persons or entities that, directly or beneficially, own 5% or more of the Company's Common Stock outstanding and/or other securities convertible into or exchangeable for Common Stock of the Company (each a "Principal Shareholder"), have agreed not to, directly or indirectly, offer, offer to sell, contract to sell, sell, grant any option to purchase or otherwise transfer, assign, pledge, hypothecate or otherwise encumber or dispose of any shares of Common Stock of the Company or securities convertible into or exercisable or exchangeable for such Common Stock (or announce any such offer, contract, sale, grant, assignment, pledge or other disposition or encumbrance) for a period from the date of this Agreement until 90 days following the Firm Closing Date, without the prior written consent of Value Investing Partners, Inc. (the "Lock-up Agreements"). Any sales by a holder subject to the foregoing restriction during such period and permitted by Value Investing Partners, Inc. must be effected through Value Investing Partners, Inc. and be subject to its customary brokerage commissions. The Company has caused the transfer agent for its Common Stock to place "stop transfer" orders on the Company's stock ledger to give effect to the Lock-up Agreements.

          1.7 All issuances of equity and debt securities of the Company have been effected pursuant to valid private offerings exempt from registration under the Act or registered for offer and sale under the Act. Since January 1, 1995, no compensation was paid to or on behalf of any member of the NASD, or any affiliate or employee thereof, in connection with any such offering, other than to Pacific Crest Securities Inc. in connection with the offering contemplated by registration statement (No. 33-96002).

          1.8 The consolidated financial statements of the Company, together with the related notes and schedules thereto, included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present the consolidated financial condition of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations of the Company and its Subsidiaries for the periods specified. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied throughout the periods involved. Financial information set forth in the Registration Statement and the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus) under the headings "Prospectus Summary -- Summary Consolidated Financial Information," "Capitalization," "Dilution," "Selected Consolidated Financial Data," and Management's Discussion and Analysis of Financial Condition and Results of Operations" fairly presents, on the basis stated therein, the information set forth therein and has been derived from or on a basis consistent with that of the audited financial statements included therein. No other financial statements or schedules are required to be in the Registration Statement or the Prospectus.

          1.9 KPMG Peat Marwick LLP (the "Accountants"), which has certified certain financial statements of the Company and delivered its report with respect to the financial statements and schedules as specified and included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), are independent public accountants with respect to the Company as required by the Act and the Rules and Regulations.

          1.10 Since the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), (i) except as otherwise contemplated therein, there has been no material adverse change in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) except as otherwise stated therein, there have been no transactions entered into by the Company or

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     its Subsidiaries and no commitments made by the Company or any Subsidiary that, individually or in the aggregate, are material with respect to the Company and its Subsidiaries, taken as a whole, (iii) except as otherwise stated therein, there has not been any obligation, direct or contingent, incurred by the Company or any Subsidiary, except obligations in the ordinary course of business, (iv) except as otherwise stated therein, there has not been any change in the capital stock or indebtedness of the Company or any Subsidiary and (v) there has been no dividend or distribution of any kind declared, paid or made by the Company or any Subsidiary in respect of any class of its capital stock.

          1.11 Except as set forth in the Registration Statement and the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no actions, suits, proceedings or investigations pending or threatened against or affecting the Company or any of its Subsidiaries or any officers of the Company or its Subsidiaries, in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially and adversely affect the Company or any Subsidiary or their respective businesses, properties, operations, condition (financial or otherwise), results of operations or prospects.

          1.12 Neither the Company nor any Subsidiary is (i) in violation of its articles of incorporation or by-laws or (ii) in default in any material respect in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan agreement, note, debenture, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound or subject.

          1.13 The Company and each Subsidiary owns or possesses adequate rights to use all intellectual property, including all U.S. and foreign patents, trademarks, service marks, trade names, copyrights, inventions, know-how, trade secrets, proprietary technologies, processes and substances, or applications or licenses therefor (collectively, the "Patents"), that are described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and any other rights or interests in items of intellectual property as are necessary for the conduct of the business now conducted or proposed to be conducted by it as described in the Prospectus (or, such Preliminary Prospectus); and neither the Company nor any Subsidiary is aware of the granting of any patent rights to, or the filing of applications therefor by, others, nor is the Company nor any Subsidiary aware of, nor has the Company nor any Subsidiary received notice of, infringement of or conflict with, asserted rights of others with respect to any of the foregoing. All such intellectual property rights and interests are (i) valid and enforceable and (ii) to the knowledge of the Company, not being infringed by any third parties in a manner that would have a material adverse effect on the Company or any Subsidiary or their respective businesses, properties, operations, condition (financial or otherwise), results of operations or prospects.

          1.14 Each of the Company and each Subsidiary possesses adequate licenses, orders, authorizations, approvals, certificates, clearances or permits issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and, except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no pending or, to the knowledge of the Company, threatened, proceedings relating the to revocation or modification of any such license, order, authorization, approval, certificate, clearance or permit which would have a material adverse effect on the Company or any Subsidiary or their respective businesses, properties, prospects, operations, condition (financial or otherwise) or results of operations.

          1.15 The Company and each Subsidiary has good and marketable title to all properties and assets described in the Prospectus (or, if the Prospectus is not in existence,the most recent Preliminary Prospectus) as owned by it, free and clear of all liens, charges, encumbrances or restrictions except such as are described in the Prospectus (or such Preliminary Prospectus) and which are not material in amount and do not adversely affect the use made and proposed to be made of such properties and assets

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     by the Company and its Subsidiaries. Each of the Company and each
     Subsidiary has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it.

          1.16 There is no document or contract of a character required to be described in the Registration Statement or the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus), or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof.

          1.17 Except as disclosed in or specifically contemplated by the Prospectus, the Company and each Subsidiary is conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be in compliance would not materially adversely affect the Company or any Subsidiary or their respective businesses, properties, prospects, operations, condition (financial or otherwise) or results of operations.

          1.18 None of the Company or any Subsidiary is an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          1.19 Each of the Company and each Subsidiary is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, clearances, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental laws, failure to receive required permits, clearances, licenses or other approvals or failure to comply with the terms and conditions of such permits, clearances, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company or any Subsidiary or their respective businesses, properties, operations, condition (financial or otherwise), results of operations or prospects. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, properties, operations, condition (financial and otherwise), results of operations and prospects of the Company and each Subsidiary, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, clearance, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or their businesses, properties, operations, condition (financial or otherwise), results of operations or prospects.

          1.20 No labor dispute with the employees of the Company or any Subsidiary exists, or to the Company's knowledge, is threatened or imminent that could result in a material adverse change in the condition (financial or otherwise), business, prospects, operations, properties or results of operations of the Company. No representation question exists respecting the employees of the Company or any Subsidiary.

          1.21 Except as described in the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus), the Company does not maintain, sponsor or contribute to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan" or a "multiemployer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (any of the foregoing, an "ERISA Plan"). The Company does not maintain or contribute to a defined benefit plan, as defined in Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of
     Section 406 of ERISA or Section 4975 of the Code that

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     could subject the Company to any tax penalty on prohibited transactions and that has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401(a), stating that such ERISA Plan and the attendant trust are qualified thereunder.

          1.22 The Company and each of its Subsidiaries has filed all necessary federal, state, local and foreign income, franchise, sales, use, employee withholding and other tax returns relating to the operations of the Company and its Subsidiaries and all taxes shown as due thereon have been paid; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or any of its Subsidiaries which could have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or their businesses, properties, prospects, operations, condition (financial or otherwise) or results of operations.

          1.23 All material transactions between the Company and any Subsidiary, on the one hand, and any of the Principal Shareholders, officers, directors or key employees of the Company or any Subsidiary, on the other hand, have been accurately and fully disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

          1.24 Each of the Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; neither the Company nor any Subsidiary has been refused any material insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its and each Subsidiary's existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), business, prospects, properties, or operations or results of operations of the Company or any Subsidiary, except as described in or contemplated by the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

          1.25 The Company's Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended ("the Exchange Act"), and is quoted on the Nasdaq National Market. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or terminating the listing of the Common Stock on the Nasdaq National Market, nor has the Company received any notification that the Commission or the NASD is contemplating terminating such registration or listing.

          1.26 To the best of the Company's knowledge, neither the Company nor any Subsidiary, nor any of their officers, employees, agents or any other person acting on behalf of the Company or Subsidiary has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which might subject the Company or any other such person to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign). The Company believes that its internal accounting controls are sufficient to cause the Company and its Subsidiaries to comply with the Foreign Corrupt Practices Act of 1977, as amended.

          1.27 Neither the Company nor any of its or its Subsidiaries' officers, directors or controlling persons has taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          1.28 The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          1.29 No person has acted as a finder on behalf of the Company in connection with the transactions contemplated herein and the Company will indemnify the Underwriters with respect to any claim for finders' fees by someone who was acting on behalf of the Company. The Company has no management or financial consulting agreements with anyone. No promoter, officer, director or holder of 5% or more of any class of securities of the Company is, directly or indirectly, associated with an NASD member, except as has been previously disclosed in writing to the Representatives.

          1.30 No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriter was, or will be, when made, inaccurate, untrue or incorrect in any material respect.

     2. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents, warrants and agrees with the Representatives and the Underwriters that:

          2.1 The Selling Shareholder now has, and at the time of delivery thereof hereunder will have, (i) good and marketable title to the Firm Shares to be sold by the Selling Shareholder hereunder, free and clear of all liens, encumbrances and claims whatsoever, and (ii) full legal right and power, and all authorizations and approvals required by law, to sell, transfer and deliver such Firm Shares to the Underwriters hereunder. Upon the delivery of and payment for such Firm Shares hereunder, the Selling Shareholder will deliver good and marketable title thereto, free and clear of all liens, encumbrances and claims whatsoever.

          2.2 The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Selling Shareholder pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the acceleration of any obligation of the Selling Shareholder under, any contract or other agreement to which the Selling Shareholder is a party or by which the Selling Shareholder or any of its properties are bound or affected, or under any ruling, decree, judgment, order, statute, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or its properties.

          2.3 No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Selling Shareholder of the transactions on its part contemplated herein, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or "blue sky" laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Firm Shares to be sold by the Selling Shareholder.

          2.4 All information with respect to the Selling Shareholder contained in the Registration Statement and the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus) furnished or to be furnished in writing by the Selling Shareholder complied and will comply with all applicable provisions of the Act and the Rules and Regulations, contains and will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations, and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          2.5 This Agreement and the Lock-Up Agreements and custodian agreements between the Company and the Selling Shareholder have been duly executed by the Selling Shareholder and are valid, binding and enforceable against the Selling Shareholder in accordance with their terms.

          2.6 Other than as permitted by the Act and the Rules and Regulations, the Selling Shareholder has not distributed and will not distribute any Preliminary Prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Shares. The Selling Shareholder has not taken, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     3. Purchase, Sale and Delivery of the Shares.

          3.1 On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Shareholder, severally and not jointly, agree to sell the Firm Shares to the respective Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Company and the Selling Shareholder the respective number of Firm Shares set opposite their names in Schedule II hereto, in each case at a purchase
     price (the "Purchase Price") of $          per Share (representing a
     $          per Share underwriting discount from the public offering price
     of $          per Share).

          3.2 In addition, on the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters shall have the right from time to time to purchase, severally and not jointly, up to 300,000 Additional Shares in the aggregate, at the Purchase Price. Additional Shares may be purchased hereunder solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Each day and time at which payment and delivery for the Additional Securities are to be made is hereinafter called an "Option Closing Date." If any Additional Shares are to be purchased on an Option Closing Date, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule II opposite the name of such Underwriter bears to the total number of Firm Shares.

          3.3 Payment for the Firm Shares shall be made to the Company and the Selling Shareholder by bank check or checks or wire transfer, as requested by the Company and the Selling Shareholder, payable in New York Clearing House funds, at the offices of Reid & Priest LLP, 40 West 57th Street, New York, New York, 10019 (or such other place or places of payment as shall be agreed upon by the Company, the Selling Shareholder and the Representatives in writing), upon the delivery of the Firm Shares at said offices (or such other place or places of delivery as shall be agreed upon by the Company and the Representatives in writing) to the Representatives for the respective accounts of the Underwriters against receipt therefor signed by the Representatives on behalf of themselves and as agent for the other Underwriters. Such payment and delivery shall be made at 10:00 A.M., New
     York time on             , 1996 (or on such later business day as shall be
     agreed upon by the Company and the Representatives in writing), unless postponed in accordance with the provisions of Section 10 hereof. The day and time at which payment and delivery for the Firm Securities are to be made is herein called the "Firm Closing Date".

          3.4 Payment for any Additional Shares shall also be made to the Company by bank check or checks or wire transfer, as requested by the Company, payable in New York Clearing House funds, at the offices of Reid & Priest LLP, 40 West 57th Street, New York, New York 10019 (or such other place or places of payment as shall be agreed upon by the Company and the Representatives in writing), upon the delivery of such Additional Shares at said offices (or such other place or places of delivery as shall be agreed upon by the Company and the Representatives in writing) to the Representatives for the respective accounts of the Underwriters against receipt therefor as aforesaid at 10:00 A.M., New York time, on each Option Closing Date (which may be the same as the Firm Closing Date but shall in no event be earlier than the Firm Closing Date nor later than five business days after the giving of the related notice hereinafter referred to) as shall be designated in a written notice to the Company from the Representatives of their determination, on behalf of the Underwriters, to purchase a number, specified in said notice, of Additional Shares. Each notice of the determination to exercise the option to purchase Additional Shares and the related Option Closing Date shall be given at any time within 45 days after the date of this Agreement.

          3.5 Delivery of the Shares shall be made in definitive, fully registered form registered in such names and in such denominations as the Representatives may request in writing to the Company not later than two full business days prior to the Firm Closing Date or Option Closing Date, as the case may be, or if no such request is received, in the names of the respective Underwriters for the respective number of Firm Shares set forth opposite the name of each Underwriter in Schedule II, and in the case of Additional Shares, for the respective number of shares determined in accordance with Section 3.2 hereof.

          3.6 The Company agrees to make the certificates for the Shares available for inspection by the Underwriters at the offices of Value Investing Partners, Inc. at least 24 hours prior to the Firm Closing Date, or Option Closing Date, as the case may be, in definitive, fully registered form, and as requested pursuant to Section 3.5 hereof.

          3.7 The Company hereby agrees that, without the prior written consent of Value Investing Partners, Inc., the Company will not, directly or indirectly, offer, sell, offer to sell, contract to sell, grant any option to purchase or otherwise dispose of (or announce any offer, sale, offer of sale, contract of sale, grant of any option to purchase or other disposition of) any shares of Common Stock or other equity security of the Company or any long term debt of the Company or any securities convertible into or exercisable or exchangeable for Common Stock or other equity security or long term debt of the Company (other than the Shares, the Warrants, shares of Common Stock to be issued upon exercise of options and warrants outstanding on the date of this Agreement, or grants of options under the Company's 1993 Stock Incentive Plan and rights granted under the Company's 1995 Employee Stock Purchase Plan) during the period from the date of this Agreement until 90 days after the Firm Closing Date. Any sales or other dispositions subject to the foregoing restriction and permitted by Value Investing Partners, Inc. during such 90 day period must be effected through Value Investing Partners, Inc. and be subject to its customary brokerage commissions.

          3.8 The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Shares by the Company and the Selling Shareholder to the Underwriters shall be borne by the Company and the Selling Shareholder (on a pro rata basis). The Company and the Selling Shareholder will pay and save the Underwriters and any subsequent holders of the Shares harmless from any failure or delay in paying state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the issuance or sale to the Underwriters of the Shares.

          3.9 On the Firm Closing Date, the Company shall issue and sell to the Representatives the Warrants for a purchase price of $100.00. The Warrant Agreement and the Warrants shall be satisfactory in form and substance to the Representatives. Payment for the Warrants shall be made on the Firm Closing Date.

     4. Offering by the Underwriter. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as the Representatives deem advisable. The Company is further advised by the Representatives that the Shares are to be
offered to the public at $          a share (the public offering price) and to
certain dealers selected by the Representatives at a price that represents a
concession not in excess of $.          a share under the public offering price,
and that any Underwriter may allow, and such dealers may allow, a concession,
not in excess of $.          a share, to certain other dealers.

     5. Covenants of the Company. The Company and the Selling Shareholder (only as to Sections 5.13 and 5.15 in the case of the Selling Shareholder), covenant and agree with the Representatives and the Underwriters that:

          5.1 The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, to become effective as promptly as possible. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. During any time when a prospectus relating to the Shares is required to be delivered under the Act, the Company (i) will comply with all requirements imposed upon it by the Act and the Rules and Regulations to the extent necessary to permit the continuance of sales or of dealings in the Shares in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (ii) will not file with the Commission any prospectus or amendment referred to in Section 1.1 hereof, any amendment or supplement to such prospectus or any amendment to the Registration Statement as to which the Representatives shall not previously have been advised and furnished with a copy for a reasonable period of time prior to the proposed filing as to which filing the Representatives shall not have given their consent. The Company will prepare and file with the Commission, in accordance with the Rules and Regulations, promptly upon request by the Representatives or counsel to the Underwriters, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares by the Underwriters, and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective by the Commission as promptly as possible. The Company will advise the Underwriter, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence satisfactory to the Underwriter of each such filing or effectiveness.

          5.2 The Company will advise the Representatives, promptly after receiving notice or obtaining knowledge thereof, of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, (ii) the suspension of the qualification of the Shares for offering or sale in any jurisdiction, (iii) the institution, threat or contemplation of any proceeding for any such purpose or (iv) any request made by the Commission for amending the Registration Statement, for amending or supplementing the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

          5.3 The Company will, in cooperation with counsel for the Underwriters, arrange for the qualification of the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as the Representatives may designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Shares; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction. In each jurisdiction in which the Shares shall have been qualified or are exempt from such qualification, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

          5.4 If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules or Regulations, the Company will promptly notify the Representatives thereof, and, subject to Section
     5.1 hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

          5.5 The Company will, without charge, provide to the Underwriters and to counsel for the Underwriters (i) as many signed copies of the Registration Statement originally filed with respect to the Shares and each amendment thereto (in each case including exhibits thereto) as the Underwriters may reasonably request, (ii) copies of full and complete sets of all comments of the Commission or its staff and all responses thereto with respect to the Registration Statement, (iii) as many conformed copies of such Registration Statement and each amendment thereto (in each case without exhibits thereto) as the Underwriters may reasonably request and
     (iv) so long as a prospectus relating to the Shares is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Underwriters may reasonably request.

          5.6 The Company will apply the net proceeds from the sale of the Shares being sold by it as set forth under "Use of Proceeds" in the Prospectus.

          5.7 If, at the time the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A under the Act, then immediately following the execution of this Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) under the Act, copies of the Prospectus including the information omitted in reliance on Rule 430A, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

          5.8 The Company will cause the Shares to be listed on the Nasdaq National Market under the symbol "CSEP," and agrees not to take any action to delist its Common Stock (including the Shares) unless required to do so by the NASD. The Company will file with the NASD all documents and notices that are required, respectively, of companies with securities that are quoted on the Nasdaq National Market.

          5.9 During a period of five years commencing with the Firm Closing Date, the Company will furnish to the Representatives, at the Company's expense, copies of (i) all periodic and special reports furnished to shareholders of the Company and (ii) all information, documents and reports filed by the Company with the Commission.

          5.10 The Company will make generally available to holders of its securities as soon as may be practicable an earnings statement for a period of 12 months commencing after the effective date of the registration statement and ending not later than 15 months thereafter, and satisfying the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

          5.11 The Company will promptly file all reports and any definitive proxy or information statements required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares.

          5.12 If at any time after the Registration Statement becomes effective until the date the Representatives advise the Company that the distribution of the Shares has been completed (which in the absence of express notice will be deemed to be the expiration of the over-allotment option exercise period), any rumor in any financial market or any publication or event shall occur, in each case relating to or affecting the Company, as a result of which in the opinion of the Representatives the market price of the Common Stock of the Company has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from the Representatives advising the Company to the effect set forth above, forthwith consult with the Representatives concerning the substance of and advisability of disseminating a press release or other public statement, reasonably satisfactory to the Representatives, responding to or commenting on such rumor, publication or event.

          5.13 During the period commencing on the date of this Agreement and expiring 180 days hereafter, neither the Company nor the Selling Shareholder will at any time, directly or indirectly, take any action designed to, or that might reasonably be expected to, cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

          5.14 Prior to the 90th day after the Firm Closing Date, the Company will provide the Representatives and their designees with five bound volumes of the transaction documents relating to the Registration Statement and the closing(s) hereunder, in form and substance reasonably satisfactory to the Underwriter.

          5.15 The Selling Shareholder will deliver to the Representatives at least three days prior to the Firm Closing Date a properly completed United States Treasury Department Form W-9.

          5.16 The Company grants to Value Investing Partners, Inc. a right of first refusal, for a period of twelve months from the date of this Agreement, to act as broker, dealer or underwriter for any sale of securities (equity or debt) for cash to be made by the Company or any of its present or future subsidiaries, excluding shares of Common Stock underlying presently outstanding options or warrants or otherwise issued pursuant to the Company's 1993 Stock Incentive Plan or 1995 Employee Stock Purchase Plan. The specific role to be played by Value Investing Partners, Inc. in such a transaction shall be as mutually agreed to between the Company and Value Investing Partners, Inc. Value Investing Partners, Inc. shall have a period of at least 30 days from its receipt of written notice from the Company describing the covered transaction upon which to exercise this right in respect of any proposed transaction or sale covered by this right. The Company shall consult with Value Investing Partners, Inc. with regard to any covered transaction or sale prior to consulting any other prospective broker, dealer or underwriter, and shall offer to Value Investing Partners, Inc. the opportunity to act on terms not less favorable to the Company than the Company can secure elsewhere.

     6. Expenses.

          6.1 The Company shall pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated as contemplated by Section 7, 10 or 11 hereof, including all costs and expenses incident to (i) the preparation, printing and filing or other production of documents with respect to the transactions, including any costs of printing the registration statement originally filed with respect to the Shares and any amendment thereto, any Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, this Agreement, any selling group or selected dealer agreement and any other agreements and documents governing the underwriting arrangements, and any blue sky memoranda, (ii) all reasonable and necessary arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the Accountants and any other experts or advisors retained by the Company, (iv) the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Shares and Warrants, including transfer agent's and registrar's fees or any transfer or other taxes payable thereon, (v) the qualification of the Shares and Warrants under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Underwriters relating thereto and any fees and disbursements of local counsel, if any, retained for such purpose, (vi) the filing fees of the Commission and the NASD, (vii) the addition to listing of the Shares on the Nasdaq National Market, and (viii) the placing of "tombstone advertisements" in reasonable publications selected by the Representatives, all postage, mailing and delivery expenses, any "road shows" or other meetings with prospective investors in the Shares, including transportation, accommodation, meal, conference room, audio-visual presentation and similar expenses of the Underwriters or their representatives or designees (other than as shall have been specifically approved by the Representatives to be paid for by the Underwriters), such expenses related to "tombstones," postage and "road shows" and such other meetings not to exceed $25,000. In addition to the foregoing, the Company shall pay the Representatives for their expenses incurred in connection with the offering of the Shares a non-accountable expense allowance (the "Expense Allowance") in the amount of 1% of the gross offering proceeds, $25,000 of which (the "Advance") has already been paid by the Company to the Representatives. The Representatives hereby acknowledge receipt of the Advance, which shall be credited against such Expense Allowance, and agree to reimburse the Company to the extent the expenses incurred by the Representatives are less than $25,000. The unpaid portion of the Expense Allowance, based on the gross proceeds from the sale of the Firm Shares, shall be deducted from the funds to be paid to the Company for the Firm Shares pursuant to Section 3.3 hereof, on the Firm Closing Date. To the extent any Additional Shares are sold, any remaining non-accountable Expense Allowance based on the gross proceeds from the sale of the Additional Shares shall be deducted from the funds to be paid to the Company for the Additional Shares pursuant to Section 3.3 hereof, on the related Option

     Closing Date. The Company warrants, represents and agrees that all such payments and reimbursements will be promptly and fully made.

          6.2 Notwithstanding any other provision of this Agreement, if the Company or the Selling Shareholder determine not to proceed with the offering of the Shares contemplated hereby for any reason, or the Representatives elect to terminate this Agreement as contemplated by
     Section 7 or 11 hereof, the Company agrees that, in addition to the Company paying its own expenses and the other expenses as described in clauses (i) through (viii) in Section 6.1 hereof, (a) the Company shall reimburse the Representatives for all of their additional actual expenses, not to exceed $25,000 (in addition to blue sky legal fees and expenses and the Advance), in the event the sale of the Firm Shares is not completed because of the Company's actions or failure to take necessary actions as are reasonably required under this Agreement, (b) the Representatives shall be entitled to retain the Advance paid by the Company pursuant to Section 6.1 hereof (to the extent such expenses have been incurred) and (c) if the Company or the Selling Shareholder determine not to proceed with the offering of the Shares and prior to the expiration of the 120 day period following such termination the Company consummates a sale of its securities in an offering comparable to the proposed offering of the Shares, the Company shall pay the Representatives a "break-up" fee of $150,000 upon the closing of such other offering.

     7. Conditions of the Underwriter's Obligations. The several obligations of the Underwriters to purchase and pay for the Shares on the Firm Closing Date and any Option Closing Date, if any, shall be subject, in the Underwriters' sole discretion, to the accuracy of the representations and warranties of the Company and the Selling Shareholder contained herein as of the date hereof and as of the Firm Closing Date and such Option Closing Date, if any, as if made on and as of the Firm Closing Date or Option Closing Date, as the case may be, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the full and timely performance by the Company and the Selling Shareholder of their covenants and agreements hereunder and to the following additional conditions:

          7.1 If the Registration Statement, as heretofore amended, has not been declared effective as of the time of execution hereof, the Registration Statement, as heretofore amended or as amended by an amendment thereto to be filed prior to the Firm Closing Date, shall have been declared effective not later than 5:00 p.m. New York City time, on the date hereof or such later time and date as shall have been consented to in writing by the Representatives; if required, the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) and Rule 430A under the Act; no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information to be included to the Registration Statement or the Prospectus or otherwise.

          7.2 The Underwriter shall have received an opinion, dated the Firm Closing Date or Option Closing Date, as the case may be, of Ater Wynne Hewitt Dodson & Skerritt, LLP, counsel to the Company, to the effect that:

             (a) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Oregon. Each Subsidiary is duly incorporated and is a validly existing corporations in good standing under the laws of its respective jurisdiction of incorporation. The Company and each Subsidiary is duly qualified to do business and is in good standing in all jurisdictions where the ownership or leasing of properties or the conduct of their respective businesses require such qualification (except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, financial condition, results of operations or prospects of the Company or any Subsidiary), and has all requisite corporate power and authority to own or lease its properties and conduct its respective businesses as described in the Registration Statement and the Prospectus.

             (b) The Company has full power and authority to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it. The execution and delivery of this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as rights to indemnity and contribution under this Agreement may be limited by applicable law.

             (c) The authorized, issued and outstanding capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and the statements set forth under the heading "Description of Capital Stock," insofar as those statements purport to summarize the terms of the Company's articles of incorporation, provides a fair summary of such terms. All necessary corporate proceedings have been taken in order to authorize validly such authorized capital stock of the Company; all outstanding shares of capital stock (including the Firm Shares and any Additional Shares when certificates therefor have been delivered against payment therefor in accordance with the provisions of this Agreement) have been duly authorized and validly issued, are fully paid and nonassessable, have not been issued in violation of or subject to any statutory preemptive rights or, to the knowledge of such counsel, other rights to subscribe for or purchase any securities and conform to the description thereof contained in the Prospectus. To such counsel's knowledge, no holder of outstanding securities of the Company is entitled as such to any preemptive or other right to subscribe for any of the Shares; and to such counsel's knowledge, no person is entitled to have securities registered by the Company under the Registration Statement or otherwise under the Act other than as described in the Prospectus. The Warrants have been duly authorized by all necessary corporate action on the part of the Company and constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Common Stock issuable upon the exercise of the Warrants has been duly authorized and reserved by the Company and, when issued as provided for in the Warrants, will be duly and validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof in the Prospectus.

             (d) The certificates evidencing the Shares to be delivered hereunder comply as to form with Oregon law.

             (e) Except as disclosed in or specifically contemplated by the Prospectus, to the knowledge of such counsel, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

             (f) To the knowledge of such counsel, none of (i) the execution and delivery of this Agreement, (ii) the issuance, offering and sale by the Company to the Underwriter of the Shares pursuant to this Agreement, nor
        (iii) the compliance by the Company with the other provisions of this Agreement and the consummation of the transactions contemplated hereby,
        (A) requires the consent, approval, order, authorization, registration, filing of any declaration with or qualification of or with any shareholder of the Company or any court or governmental authority, agency, authority or other body, except such as have been obtained under the Act and such as may be required under state securities or blue sky laws or the by-laws and rules of the NASD in connection with the distribution of the Shares by the Underwriters, or (B) conflicts with or results in a breach or violation of, or constitutes a default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, debenture, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound or subject, or the articles of incorporation or by-laws of the Company or of any Subsidiary, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental or regulatory authority known to such counsel which is applicable to the Company or any Subsidiary.

             (g) To the knowledge of such counsel, neither the Company nor any of its Subsidiaries is in violation of their respective articles of incorporation or bylaws or in breach of or default with respect to any provision of any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets (tangible or intangible) may be bound or affected, except where such default would not materially adversely affect the Company or any of its Subsidiaries; and to the knowledge of such counsel, the Company and each of its Subsidiaries are in compliance with all laws, rules, regulations, judgments, decrees, orders and statutes of any court or jurisdiction to which they are subject, except where noncompliance would not materially adversely affect the Company or any of its Subsidiaries.

             (h) To the knowledge of such counsel, no holders of securities of the Company have rights which have not been waived to the registration of shares of Common Stock or other securities of the Company because of the filing of the Registration Statement by the Company or the offering contemplated hereby.

             (i) The statements in the Prospectus, insofar as those statements constitute matters of law or legal conclusions, or summaries of the instruments, contracts and agreements referred to therein, constitute a fair summary of those matters, legal conclusions, instruments, contracts and agreements and include all material terms thereof, as applicable. To the knowledge of such counsel, no legal or governmental proceedings or investigations, civil, administrative or criminal, are pending or threatened to which the Company or any Subsidiary is a party or to which the property of the Company or any Subsidiary is subject, and no contract or other document known to such counsel is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required.

             (j) All descriptions in the Prospectus of laws, statutes, licenses, rules, regulations and legal and governmental proceedings are accurate in all material respects and fairly present the information required to be shown in all material respects, and, to such counsel's knowledge, there is no law, statute, license, rule or regulation required to be described in the Registration Statement and the Prospectus which is not accurately described in all material respects. To the knowledge of such counsel, the Company and each Subsidiary possesses adequate licenses, orders, authorizations, approvals, clearances, certificates or permits issued by the appropriate federal, state or local regulatory agencies or bodies necessary to conduct its business in the manner presently being conducted as described in the Registration Statement and the Prospectus, and, to such counsel's knowledge, there are no pending or threatened proceedings relating to the revocation or modification of any such license, order, authorization, approval, clearance, certificate or permit, except as disclosed in the Registration Statement and the Prospectus.

             (k) The Registration Statement is effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and to such counsel's knowledge, no proceedings for that purpose have been instituted or threatened or, are contemplated by the Commission.

             (l) The Registration Statement originally filed with respect to the Shares and each amendment thereto and the Prospectus (in each case, other than the financial statements and schedules and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and Rules and Regulations.

             (m) None of the Company or its Subsidiaries is an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     In addition, such counsel shall state that counsel has participated in the preparation of the Registration Statement and Prospectus and has participated in conferences with officials and other representatives of the Company, the Underwriters, counsel to the Underwriters and the independent certified public accounts of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although they have not verified, and do not assume responsibility for, the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus (except to the extent stated in paragraphs (c), (i) and (j) above), nothing has come to the attention of such counsel which leads them to believe that, the Registration Statement, at the time it became effective under the Act, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus on its issue date or as of the date of such opinion, (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data derived therefrom included in the Registration Statement or the Prospectus).

     In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials, copies of which certificates will be provided to the Representatives.

     References to the Registration Statement and the Prospectus in this Section
7.2 shall include any amendment or supplement thereto at the date of such opinion.

          7.3 The Underwriter shall have received an opinion of Chernoff, Vilhauer, McClung & Stenzel, patent counsel for the Company, dated the Firm Closing Date, or Option Closing Date, as the case may be, to the effect that:

             (a) The United States patent applications of the Company prepared by such counsel have been properly prepared as to form and filed with the United States Patent and Trademark Office (the "Patent Office") and the Company has instructed such counsel to pursue such applications; and each of the United States patents of the Company listed on an exhibit to such opinion (the "Patents") has been properly filed by or assigned to the Company by an assignment in proper form recorded in the Patent Office executed by the named inventors or the prior recorded assignee.

             (b) Such counsel is not aware of any action, claim or proceeding pending or threatened against the Company or any Subsidiary alleging that the Company or any Subsidiary is infringing or otherwise violating any patents or trade secrets owned by others; other than as described in the Registration Statement and Prospectus, such counsel is not aware of any contractual rights granted by the Company or any Subsidiary to third parties in respect to any of the Patents; such counsel has not been consulted by the Company regarding any infringement by any third parties of any of the Patents; and such counsel is not aware of any pending or threatened action, claim or proceeding challenging the validity or scope of the Patents.

             (c) The descriptions under the captions "Risk Factors -- Reliance Upon Proprietary Rights" and "Business -- Products [Chart of Checkmate Products]" and " -- Proprietary Rights" in the Registration Statement or Prospectus to the extent that they constitute matters of law or legal conclusions, have been reviewed by such counsel, are correct in all material respects and fairly present the patent situation of the Company.

     In addition, such counsel shall state that although they have not verified the accuracy or completeness of the statements contained in the Prospectus, nothing has come to the attention of such counsel that caused them to believe that, at the time the Registration Statement became effective, or at the date of such opinion, the descriptions under the captions "Risk Factors -- Reliance Upon Proprietary Rights" and "Business --

Products [Chart of Checkmate Products]" and "-- Proprietary Rights" in the Prospectus contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     References to the Registration Statement and the Prospectus in this Section
7.3 shall include any amendment or supplement thereto at the date of such opinion.

          7.4 The Underwriter shall have received an opinion, dated the Firm Closing Date or Option Closing Date, as the case may be, of Fox, Rothschild, O'Brien & Frankel, counsel to the Selling Shareholder, to the effect that:

             (a) The Selling Shareholder has (i) good and marketable title to the Firm Shares to be sold by the Selling Shareholder hereunder, free and clear of all liens, encumbrances and claims whatsoever, and (ii) full legal right and power, and all authorizations and approvals required by law, to sell, transfer and deliver such Firm Shares to the Underwriters hereunder. Upon the delivery of and payment for such Firm Shares pursuant to this Agreement, the Selling Shareholder will have delivered good and marketable title thereof, free and clear of all liens, encumbrances and claims whatsoever.

             (b) The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Selling Shareholder pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the acceleration of any obligation of the Selling Shareholder under, any contract or other agreement to which the Selling Shareholder is a party or by which the Selling Shareholder or any of its properties are bound or affected, or under any ruling, decree, judgment, order, statute, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or its properties.

             (c) All information with respect to the Selling Shareholder contained in the Registration Statement and Prospectus complies with all applicable provisions of the Act and their Rules and Regulations, does not contain an untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

     References to the Registration Statement and the Prospectus in this Section
7.4 shall include any amendment or supplement thereto at the date of such opinion.

          7.5 The Representatives shall have received from the Accountants a letter dated the date the Registration Statement is declared effective and a letter dated the Firm Closing Date, or Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives, to the effect that: (a) they are independent public accountants with respect to the Company within the meaning of the Act and the applicable Rules and Regulations; (b) in their opinion, the financial statements examined by them and included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable Rules and Regulations; and (c) covering, as of a date not more than five business days prior to the date of such letter, such other matters as the Representatives request.

     References to the Registration and the Prospectus in this Section 7.5 with respect to the letters referred to above shall include any amendment or supplement thereto at the date of any such letter.

          7.6 The Representatives shall have received on the Firm Closing Date or Option Closing Date, as the case may be, a certificate of the Company, dated such date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that:

             (a) The representations and warranties of the Company in this Agreement are true and correct in all material respects, as if made on and as of the date of such certificate, and the Company has complied in all material respects with all the agreements and covenants and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

             (b) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or to the Company's knowledge are pending or threatened under the Act.

             (c) When the Registration Statement became effective the Registration Statement contained all material information required to be included therein by the Act and the Rules and Regulations and conformed in all material respects to the requirements of the Act and the Rules and Regulations, and the Registration Statement, and any amendment or supplement thereto to the date of such certificate, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, as amended or supplemented as of the date of such certificate does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; since the effective date of the Registration Statement, there has occurred no event as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not misleading or untrue in any material respect, except that no representation need be made with respect to information provided by or on behalf of the Underwriters for inclusion in the Prospectus or Registration Statement.

             (d) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (i) any material adverse change in the condition (financial or otherwise), operations, properties, business, prospects or results of operations of the Company and its Subsidiaries, taken as a whole, (ii) any transaction that is materially adverse to the Company and its Subsidiaries, (iii) any obligation, direct or contingent, that is material to the Company and its Subsidiaries, taken as a whole, incurred by the Company or its Subsidiaries, except (A) obligations incurred in the ordinary course of business or (B) as disclosed in or contemplated by the Registration Statement and the Prospectus, (iv) any change in the capital stock or the outstanding indebtedness of the Company or any of its Subsidiaries that is not material to the Company and its Subsidiaries, taken as a whole, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its Subsidiaries.

          7.7 The Representatives shall have received on the Firm Closing Date a certificate of the Selling Shareholder to the effect that the representations and warranties of the Selling Shareholder in this Agreement are true and correct in all material respects as if made on and as of the date of such certificate, and the Selling Shareholder has complied in all material respects with all the agreements and covenants and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

          7.8 The Shares shall be qualified in such jurisdictions as the Representatives may reasonably request pursuant to Section 5.3 hereof, and each such qualification shall be in effect and not subject to any stop order or other proceeding.

          7.9 A Notification Form for Listing of Additional Shares shall have been filed with the Nasdaq National Market with respect to the Shares.

          7.10 On or before the Firm Closing Date or Option Closing Date, as the case may be, the Representatives and counsel for the Representatives shall have received such further certificates, documents or other information as they may have reasonably requested from the Company and all proceedings contemplated by this Agreement shall be reasonably satisfactory to the Representatives and their counsel.

     All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Representatives and counsel for the Representatives.

     8. Indemnification and Contribution

          8.1 The Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any losses, claims, damages, amounts paid in settlement or liabilities, joint or several, to which the Underwriters or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, amounts paid in settlement or liabilities (or actions in respect thereof) arise out of or are based upon:

             (a) any breach of any representation or warranty of the Company contained in Section 1 of this Agreement;

             (b) any untrue statement or alleged untrue statement of any material fact contained in (i) the registration statement originally filed with respect to the Shares or any amendment thereto, the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or (ii) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"); or

             (c) the omission or alleged omission to state in such registration statement or any amendment thereto, the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading;

        and will reimburse, as incurred, the Underwriters and each such controlling person for any legal or other expenses reasonably incurred by the Underwriters or such controlling persons in connection with investigating, defending against or appearing as a third-party witness in connection with any loss, claim, damage, liability, action, investigation, litigation or proceeding; provided however that the Company will not be liable to the Underwriters or any controlling person of any Underwriter in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in (i) the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Company by, or through the Representatives on behalf of, any Underwriter specifically for use therein and this indemnity is subject to the condition that, insofar as it relates to any untrue statement or omission, or any alleged untrue statement or omission, made in a Preliminary Prospectus but eliminated or remedied in the Prospectus, it shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting the claim purchased the Shares (or to the benefit of any person who controls such Underwriter) if a copy of the Prospectus was not sent or given to such person at or prior to the time required by the Act and the Company has provided the Underwriter with such Prospectus by such time and the receipt of the Prospectus by such person would have constituted the sole defense to the claim asserted by such person. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of the Underwriters, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Underwriter or person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Underwriters and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

          8.2 The Selling Shareholder agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any losses, claims, damages, amounts paid in settlement or liabilities, joint or several, to which the Underwriters or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, amounts paid in settlement or liabilities (or actions in respect thereof) arise out of or are based upon:

             (a) any breach of any representation or warranty of the Selling Shareholder contained in Section 2 of this Agreement;

             (b) any untrue statement or alleged untrue statement of any material fact relating to the Selling Shareholder contained in (i) the registration statement originally filed with respect to the Shares or any amendment thereto, the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or
        (ii) any Application, executed by or based upon written information furnished by or on behalf of the Selling Shareholder; or

             (c) the omission or alleged omission to state in such registration statement or any amendment thereto, the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application a material fact relating to the Selling Shareholder required to be stated therein or necessary to make the statements therein not misleading;

        and will reimburse, as incurred, the Underwriters and each such controlling person for any legal or other expenses reasonably incurred by the Underwriters or such controlling persons in connection with any loss, claim, damage, liability, action, investigation, litigation or proceeding. This indemnity agreement will be in addition to any liability which the Selling Shareholder may otherwise have. The Selling Shareholder will not, without the prior written consent of the Underwriters, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Underwriter or person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Underwriters and each such controlling person from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything in this Section 8.2 to the contrary, the Selling Shareholder's obligations under this Section 8.2 shall not exceed the Proceeds to Selling Shareholder (as set forth on the cover page of the Prospectus) from the sale by the Selling Shareholder of its Firm Shares pursuant to this Agreement.

          8.3 Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the Selling Shareholder and the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities to which the Selling Shareholder, the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, but only insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application, or (b) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Selling Shareholder, Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

          8.4 Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (a) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence or (b) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

          8.5 In circumstances in which the indemnity agreement provided for in the preceding sections of this Section 8 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Shares or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof as well as other equitable considerations). The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Underwriters, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Selling Shareholder and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this Section 8.5. Notwithstanding any other provision of this Section 8.5, (i) the Selling Shareholder's obligations to make contributions hereunder shall be limited to an amount that does not exceed the Proceeds to Selling Shareholder (as set forth on the cover page of the Prospectus) from the sale of its Firm Shares pursuant to this Agreement, (ii) no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total public offering price of the Shares purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8.5, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act of Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company and each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

     9. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, any of its officers or directors and the Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Underwriters or any controlling person referred to in Section 8 hereof or (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     10. Substitution of the Underwriters. If one or more of the Underwriters shall fail (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 or 11 hereof) to purchase the Shares which it or they are obligated to purchase on the Firm Closing Date or any Option Closing Date under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements satisfactory to the Company for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If the Representatives do not propose any alternative arrangements as contemplated in the preceding sentence, the Company shall have the right, within 24 hours thereafter, to make arrangements satisfactory to the Representatives for an underwriter to purchase all, but not less than all, of the Defaulted Securities. If, however, no such arrangements have been completed within such 48-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the total number of Shares to be purchased on such date, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number of Defaulted Securities exceeds 10% of the total number of Shares on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default by such Underwriter under this Agreement.

     In the event of any such default which does not result in a termination of this Agreement, the Representatives shall have the right to postpone the Firm Closing Date or any Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

     11. Termination.

          11.1 This Agreement may be terminated with respect to the Firm Shares or any Additional Shares in the sole discretion of the Representatives by notice to the Company given at or prior to the Firm Closing Date or the related Option Closing Date, respectively, in the event that:

             (a) there shall have been any material adverse change, or any development involving a prospective material adverse change (including, without limitation, a change in management or control of the Company), in the business, properties, operations, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto);

             (b) any action, suit, investigation or proceeding, shall be threatened or pending, at law or equity against the Company (or any of its Subsidiaries), or by any federal, state, or other commission, board or agency or by any person or entity wherein any unfavorable result or decision would materially adversely affect the business, prospects, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole;

             (c) the Company or any Subsidiary sustains a material loss by reason of explosion, strike, fire, flood, accident or other calamity, which, in the opinion of the Representatives, substantially affects the value of the properties of the Company and its Subsidiaries, taken as a whole, or which materially interferes with the operation of the business of the Company and its Subsidiaries, taken as a whole, regardless of whether such loss shall have been insured;

             (d) additional material governmental restrictions not in force and effect on the date hereof shall have been generally established by a registered securities exchange, the Commission, the NASD or other applicable regulatory authority, or trading in securities generally on any such exchange, the Nasdaq National Market, or otherwise, shall have been suspended, or a general moratorium on securities trading shall have been established by federal or state authorities, or trading of the Shares or other securities of the Company in any over-the-counter market shall have been suspended for any reason;

             (e) a banking moratorium shall have been declared by New York or United States authorities;

             (f) there shall have occurred an outbreak or material escalation of hostilities or any material adverse disruption in the financial markets or any other calamity or crisis or material adverse change in financial, political or economic conditions, having an effect on the financial markets which in the sole judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Firm Shares or the Additional Shares as contemplated by the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto); or

             (g) there shall have been a material disruption in the market stabilization of the Shares or any other reason deemed by the Representatives to impair their ability to market the Firm Shares.

          11.2 Termination of this Agreement pursuant to this Section 11 shall be without liability of party to any other party except as provided in Sections 6 and 8 hereof.

     12. Information Supplied by the Underwriter. The statements set forth on, the second page of the Prospectus concerning over-allotments and stabilization, and in the third and seventh paragraphs under the heading "Underwriting" in the Registration Statement, the Preliminary Prospectus and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by the Underwriters to the Company for the purposes of Sections 1.2 and 8 hereof. The Underwriters confirm that such statements (to such extent) are correct.

     13. Notices. All communications hereunder shall be in writing and, if sent to the Underwriters, shall be mailed or delivered or telecopied or faxed (confirmed by letter and telephone call) as follows: if to the Underwriters or the Representatives, to the Representatives at the address or number, as appropriate, designated in Schedule I hereto; and if sent to the Company, shall be mailed, delivered or telecopied (confirmed by letter and telephone call) to the Company at 213 S.W. Columbia Street, Bend, Oregon 97702, Attention: Volker
G. Oakey, President; Telecopy: (541) 388-3705, Telephone: (541) 388-3688, with a copy to Michael W. Shackelford, Ater Wynne Hewitt Dodson & Skerritt, LLP, 222 SW Columbia, Portland, Oregon 97201; Telecopy: (503) 226-0079, Telephone: (503) 226-1191. Any such notice shall be effective only upon receipt.

     14. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Underwriters, the Company, the Selling Shareholder and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person

(including any purchaser of Shares) any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Selling Shareholder and the Company contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Shares from the Underwriters shall be deemed a successor or assign because of such purchase.

     15. Definition of Certain Terms: The term "Underwriters", as used herein, shall be deemed to mean the several persons, firms or corporations, named in
Schedule II hereto (including the Representatives herein mentioned, if so named), and the term "Representatives", as used herein, shall be deemed to mean the representative or representatives designated by, or in the manner authorized by, the Underwriters in Schedule I hereto. All obligations of the Underwriters hereunder are several and not joint. If there shall be only one person, firm or corporation named in Schedule I and Schedule II hereto, the term "Underwriters" and the term "Representatives", as used herein, shall mean such person, firm or corporation. If the firm or firms listed in Schedule I hereto are the same as the firm or firms listed in Schedule II hereto, then the terms "Underwriters" and "Representatives", as used herein, shall each be deemed to refer to such firm or firms.

     16. Applicable Law. The validity and interpretation of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

     17. Interpretation. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement sets forth the entire agreement between the parties hereto as to the subject matter herein, and cannot be amended or modified except by a writing executed by the parties hereto.

     18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company and the Underwriters.

                                          Very truly yours,

                                          CONSEP, INC.

                                          By:

                                          --------------------------------------
                                              Name:
                                            Title:

                                          RICHARD M. WELCH, SR.

                                          By:

                                          --------------------------------------
                                              Attorney-in-fact

                                          MAUREEN M. WELCH

                                          By:

                                          --------------------------------------
                                              Attorney-in-fact

     The foregoing agreement is hereby confirmed and accepted as of the date first above written.

VALUE INVESTING PARTNERS
[others]
As Representatives

By: Value Investing Partners, Inc.

By:
--------------------------------------
    Name:
    Title:

                                   SCHEDULE I

Value Investing Partners, Inc.

[Others]

c/o Value Investing Partners, Inc.
    1859 Post Road East
    Westport, CT 06880

     Telecopy: (203) 256-9316

                                  SCHEDULE II

                                    NUMBER OF FIRM
                 NUMBER OF FIRM      SHARES TO BE           TOTAL
                  SHARES TO BE         PURCHASED       NUMBER OF FIRM
                 PURCHASED FROM      FROM SELLING       SHARES TO BE
UNDERWRITERS       THE COMPANY        SHAREHOLDER         PURCHASED
-------------    ---------------    ---------------    ---------------